                              EMPLOYMENT AGREEMENT
                              --------------------

     AGREEMENT, dated August 1, 1999, by and between Enterprise Solutions Inc., a Florida corporation ("Company"), and Gary S. Baker ("Employee").

     WHEREAS, Company desires to establish a new division, subsidiary or affiliate to enter into the business of developing and operating internet and computer security solutions, government and corporate systems integration and contract selling and development work; and

     WHEREAS, Employee has unique skills and experience in internet and computer security solutions.

     NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:


                                   ARTICLE I
                             Employment and Duties

1.01 New Division or Subsidiary. Company will form a division, subsidiary or affiliate with its principal place of business in Northern, California to produce and sell Commercial and Mass Market security products.

1.02. Place of Employment. Company will employ Employee in Northern California.

1.03 Position, Duties. Company hereby employs Employee as its Vice President and Director of Engineering for new and existing security products development of the Company. The duties of Employee are as part of the new division, subsidiary or affiliate and include all matters relating to the planning, engineering, and development of company marketed security products. From time to time the Board of Directors ("Board") of Company may change employee's position and duties in a manner consistent with Employee's abilities and the needs of the business. Employee hereby accepts this employment upon the terms and conditions herein contained and agrees to devote his time, attention and efforts to promote and further the business and services of Company. Employee shall faithfully adhere to, execute and fulfill all policies established by Company. Any Prior Agreements are hereby superseded, terminated and shall have no further force or effect nor shall they be legally binding upon either Employee or Company.

1.04 Full Time Employment. Employee shall perform such duties, assume such responsibilities and devote such time, attention and energy to the business of Company as the Board shall from time to time require and shall not, during the term of his employment hereunder, be engaged in any other business activitiy pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. However, the foregoing limitations shall not be contrued as prohibiting Employee from making personal investments in

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such form or manner as will neither require his services in the operation or affiars of the companies or enterprises in which such investments are made nor violate the terms of Paragraphs 3 or 4 hereof.

1.05 Funds Held in Trust. All funds received by Employee on behalf of Company, if any, shall be held in trust for Company and shall be delivered to Company as soon as practicable.


                                   ARTICLE II
                                  Compensation

2.01 Salary and Draw. From and after the effective date of this Agreement, Employee shall receive a salary ("Salary") from Company in an amount equal to one hundred and twenty thousand dollars ($120,000.00) per year. However, employee shall defer 50% of salary for the initial five months of this agreement, or until completion of Company's public offering, whichever is the first to complete, at which time payment will be made in full.

     Employee's Salary shall be payable pursuant to a monthly schedule consisting of seventy-two (72) semi-monthly payments ("Draw"), each such payment being in an amount equal to 1/72 of three hundred and sixty thousand dollars ($360,000.00) or five thousand dollars ($5,000.00).

2.02 Expense Reimbursement. Company shall reimburse Employee for all reasonable travel, entertainment and other expenses related to his employment by or promotion of Company. Employee shall provide a written accounting and explanation of all expenses for which reimbursement is sought on a monthly basis and Company shall reimburse all such expenses within ten (10) days following receipt of each written accounting.

2.03 Bonuses. Employee shall be entitled to receive such bonuses as the Board shall determine from time to time in accordance with Company policy and at the sole discretion of the Board.

2.04 Plan Participation. Employee shall be entitled to participate in any and all stock option, stock bonus, pension, profit sharing, retirement or other similar plans adopted by Company.

2.05 Other. Employee shall be entitled to such fringe benefits as Company shall establish for its employees generally which shall include with respect to Employee at least two weeks paid vacation annually, eight paid holidays as designated by Company, provisions for an industry competitive health, dental and vision insurance plan coverage for Employee and his dependents from the starting date of this agreement, $500,000 of term life insurance, and $500,000 of term life insurance with the Company as beneficiary, disability pay and such other benefits as Company shall adopt, subject to the discretion of Company to add or delete such standard benefits as the Board deems appropriate, from time to time. In addition, on the earlier of five months from the date of this Agreement or Company's initial public offering. Company shall approve and reimburse Employee's relocation expenses of up to $10,000.

2.06 Stock Compensation. Employee shall be entitled to purchase from the Company one hundred thousand (100,000) shares of the Company's Common Stock in blocks of thirty-three thousand three hundred and thirty-four (33,334) shares each on or after August 1, 2000, August 1, 2001 and August 1, 2002, paying the aggregate price of THIRTY-THREE DOLLARS and THIRTY-THREE CENTS ($33.33) for each block of shares, provided that this Agreement is not sooner terminated for death under
Section 5.02A, disability under Sections 5.02B or 5.03A or Cause under sections 5.02C below. On the execution of this Agreement, Company shall place all of said shares in escrow, and hold them for the benefit of Employee. In the event that Company breaches this Agreement with a purported termination or Employee terminates it for Good Reason, Employee shall be entitled to purchase from Company within 30 days of termination the remainder of the 100,000 share of Common Stock not previously purchased hereunder.

2.07 Cash Bonus Compensation. Employee shall be paid a signing bonus of fifty-two thousand dollars ($52,000) for joining Company. The bonus shall be paid in two payments as follows: thirty-two thousand dollars ($32,000.00) on signing this Agreement and twenty thousand dollars ($20,000.00) within thirty
(30) days of signing.

2.08 Financial Disclosures. Company agrees to share with Employee all financial information relevant to the raising of capital and the making of a public offering, as set forth in Section 2.01.

                                  ARTICLE III
                           Non-Competition Agreement

3.01 No Competition During Employment Term. Employee will not, during his employment by or with Company, engage in Competition with Company.

3.02 No Competition After Employment Term. In the event that the Company exercises its Option to repurchase all of the Company's Common Stock paid to Employee hereunder within 30 days of termination, Employee will not for a period of one (1) year immediately following the termination of his employment for any reason whatsoever directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature engage in Competition with Company. Pursuant to California Business and Professions Code ss. 16600 et seq., Employee will be free to engage in Competition after the termination of his employment unless Company exercises its Option as set forth in ss. 5.06 below.

3.03 Competition Defined. For purposes of this Agreement, Employee engages in "Competition" when he directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature, (i) calls upon any customer of Company (including, but not limited to, any customer obtained for Company by Employee) for the purpose of solicitating or selling any Commercial and Mass Market security product; and (ii) establishes, enters it, is employed by or, advises, consults with or

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becomes a part of, any company, partnership, corporation or other business entity or venture, or in any way engage in business for himself or for others, in producing or selling Commercial and Mass Market security products within thirty (30) miles of the home office of Company and/or any affiliated company location, such location having a permanent and known facility wherein Employee has served in any capacity and wherever Employee has performed duties or had management responsibility on behalf of Company or its affiliates.

3.04 Injunctive Relief. Because of the difficulty of measuring economic losses to Company and its affiliates as a result of his breach of the foregoing covenant and because of the immediate and irreparable damage that would be caused to Company and its affiliates for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by Company and its affiliates in the event of breach by him by injunctions and restraining orders.

3.05 Reasonable Restraint. It is agreed by the parties that the foregoing covenants in this Paragraph 3 are necessary to protect the goodwill and business interests of Company and its affiliates and impose a reasonable restraint on Employee in light of the activities and business of Company and its affiliates on the date of the execution of this Agreement and the future plans of Company; but it is also the intent of Company and Employee that such covenants be construed and enforced in accordance with the activities and business of Company and its affiliates on the date of the termination of the employment of Employee.

3.06 Severable Covenants. The covenants in this Paragraph 3 are severable and separate and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restriction set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable and the Agreement shall thereby be reformed.

3.07 Independent Covenants. All of the covenants in this Paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement and the existence of any claim or cause of action of Employee against Company or its affiliates, whether predicated in this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of such covenants.

3.08 Calculation of Time. It is specifically agreed that the period of one (1) year stated at the beginning of this Section 3.02, during which the agreements and covenants of Employee made in this Paragraph 3 shall be effective, shall run from the Company's exercise of its option under ss. 5.06 and exclude from such computation any time during which Employee is in violation of any provision of this Paragraph 3 and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) brought by any person, whether or not a party to this Agreement, in which action Company or its affiliates seeks to enforce the agreements and covenants of Employee or in which any person contests the validity of such agreements and covenants or their unenforceability or seeks to avoid their performance or enforcement.

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                                   ARTICLE IV
              Non-Disclosure Agreement and Proprietary Information.

4.01 Proprietary Information. Employee recognizes and acknowledges that the information, techniques, processes, formulas, developments, experimental work, work in progress, business, list of Company's customers, contractual arrangements, contract negotiations and any other trade secret or other secret or confidential information relating to Company's business as they may exist from time to time are valuable, special and unique assets of Company's business. In addition, Employee recognizes that Company is continually engaged in research and development of new inventions and improvements to the information, techniques, processes, formulas, developments, trade secrets, and other secrets and confidential matters relating to Company's business. Therefore, Employee agrees as follows:

     A. That Employee will hold in strictest confidence and not disclose, reproduce, publish or use in any manner, whether during or subsequent to his employment, without the express authorization of the Board of Directors of Company, any information, manufacturing technique, process, business customer lists, contractual arrangements, contract negotiations, trade secrets or any other secrets or confidential matter relating to any aspect of Company's business as designated from time to time by the Board of Directors of Company, except as such dislosure or use may be required in connection with Employee's work for Company.

     B. Employee will not disclose Company's customers or any other trade secrets of Company whether in existence or proposed, to any person, firm partnership, corporation or business for any reason or purpose whatsoever.

     C. That upon request or at the time of leaving the employ of Company, Employee will deliver to Company, and not keep or deliver to anyone else, any and all notes, memoranda, documents and, in general, any and all material relating to Company's business.

4.02 Assignment of Inventions Conceived During Employment. Employee shall (without any additional compensation) promptly disclose in writing to the Board of Directors of Company all ideas, formulas, programs, systems, devices, processes, business concepts, discoveries and inventions (hereinafter referred to collectively as "discoveries"), whether or not patentable, which Employee, while employed by Company, conceives, makes, develops, acquires or reduces to practice, whether alone or with others and whether during or after usual working hours, and which are related to Company's business or interest, or are used or usable by Company, or arise out of or in connection with the duties performed by Employee hereunder; and Employee hereby transfers and assigns to Company, all rights, title and interests in and to said discoveries, including any and all domestic and foreign contractual agreements entered into by Employee during the term of this Agreement and any renewals thereof. On request of Company, Employee shall from time to time during or after the expiration or termination of their employment, execute such

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further instruments (including, without limitation, royalties, licenses and/or interest whatsoever and assignments thereof) and do all such other acts and things as may be deemed necessary or desirable by Company to protect and/or enforce its rights in respect of said discoveries. Company agrees to pay all expenses of filing and/or prosecuting any interest in such discovery shall be borne by Company, as well as reasonable consulting fees to Employee in the amount of $200/hour. Employee shall cooperate in filing and/or prosecuting any such interest or violation in rights thereto.

4.03. Non-Solicitation. During the term of this Agreement and for one year thereafter, Employee will not call upon or cause to be called upon any employee of Company or any of its affiliates for the purpose or with the intent of enticing them away from or out of the employ of Company or any reason whatever.

4.04 Injunctive Relief. In the event of a breach or threatened breach by Employee of the provisions of this Paragraph 4, Company shall be entitled to an injunction:

     A. Restraining Employee from disclosing, in whole or in part, any information as described above or from rendering any services to any person, firm, corporation association or other entity to whom such information, in whole or in part, has been disclosed or is threatened to be disclosed; and/or

     B. Requiring that Employee deliver to Company all information, documents, notes, memoranda and any and all discoveries or other material as described above upon Employee's leave of the employ of Company. Nothing herein shall be construed as prohibiting Company from pursuing other remedies available to Company for such breach or threatened breach, including the recovery of damages from the Employer.

                                   ARTICLE V
                               Term: Terminations

5.01 Term. The term of this agreement shall begin on August 1, 1999 and continue until July 31, 2002, unless further extended or sooner terminated as herein provided. On August 1, 2002, and on the 13th day of June of each year thereafter, the term of Employee's employment shall be automatically extended one (1) additional year unless, on or before sixty (60) days in advance of such last day of December, Company shall have delivered to Employee or Employee shall have delivered to Company written notice that the term of Employee's employment hereunder will not be extended.

5.02 Termination by Company. Company may terminate this Agreement and Employee's employment only in one of the following ways:

     A. Termination for Death. Company may terminate this Agreement in the event of the death of Employee.

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     B. Termination for Disability. Company may terminate the Agreement after thirty (30) days written notice ("Notice of Termination") to Employee if, because of illness or physical or mental disability or other incapacity which continues for a period in excess of three (3) months, Employee is unable to perform his duties under this Agreement. Until such Notice of Termination becomes effective, Employee shall continue to receive his compensation and benefits hereunder.

     C. Termination for Cause. Company may terminate this Contract for Cause. For purposes of this Agreement "Cause" exists if Employee commits any of the following: material act of dishonesty or gross misconduct, unjustifiable neglect of his employment duties, conviction of a felony, or such acts of dishonesty, theft, fraud, misrepresentation, or other acts of moral turpitude as would have a direct, substantial and adverse effect on Employer's business.

5.03 Termination by Employee. Employee may terminate this Agreement and Employee's employment only in one of the following ways:

     A. Termination for Disability. Employee may terminate his employment if his health should become impaired to an extent that makes his continued performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished Company with a written statement from a qualified doctor to such effect and provided, further, that, at Company's request, Employee shall submit to an examination by a doctor selected by Company and such doctor shall have concurred in the conclusion of Employee's doctor.

     B. Termination for Good Reason. Employee may terminate his employment hereunder by resigning for Good Reason.

     C. Definitions. For purposes of this Agreement, the capitalized terms shall have the meaning set forth below:

      "Good Reason" shall mean (i) a Change in Control of Company (as described below), (ii) a failure by Company to comply with any material provision of this Agreement which has not been cured within thirty (30) days after written notice of such noncompliance has been given by Employee to Company, or (iii) any purported termination of Employee's employment by Company which is not effected pursuant to the provisions hereof (and for purposes of this Agreement no such purported termination shall be effective).

      "Change in Control of Company" shall mean a change in control that would be required to be reported in response to Item 1(a) of Form 8-K under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Company, as constituted, is

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          or becomes the "beneficial owner" (as defined in Rule l3d-3 under the
          Exchange Act), directly or indirectly, of securities of Company representing 25% or more of the combined voting power of Company's then outstanding securities, (ii) during any period of three consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.


5.04 Compensation Upon Termination for Death or Disability. If Employee's employment is terminated on death pursuant to 5.02A or disability pursuant to
Section 5.02B or 5.03A, Company shall pay Employee's estate his full salary and benefits through the date of termination plus all outstanding expenses payable pursuant to section 2.02 and Company shall have no further obligations to Employee under this Agreement.

5.05 Compensation Upon Termination for Cause. If Company terminates Employee's employment for Cause pursuant to Section 5.02C, Company shall pay Employee his full salary through the date of termination, at the rate in effect at the time Notice of Termination is given, and Company shall have no further obligations to Employee under this Agreement.

5.06 Compensation on Resignation for Good Reason or Company Termination in Breach of Agreement.

        If Employee shall terminate his employment for Good Reason or if Company shall commit a material breach hereof, including without limitation the wrongful termination of this Agreement, then Employee shall have the following remedies in addition to those otherwise provided by law:

          A. Within 30 days after such resignation or termination, Employee shall receive from Company his full salary for the remaining term of this Agreement, and any deferred salary, signing bonus not previously released to Employee. Employee shall have the right to purchase Common Stock as set forth in Section 2.06 without regard to the completion of employment with the Company.


          B. Employee shall receive for three (3) months from the date of termination, all employee benefit plans and programs in which Employee participated immediately prior to the date of termination provided that Employee's continued participation is possible under the general terms and provisions of such plans and programs. All such benefit plans and programs shall be maintained at the level and value provided immediately prior to the date of termination. In the event that Employee's participation in any such plan or program is barred, Company shall arrange to provide Employee with benefits substantially similar to those which Employee would otherwise have been entitled to receive under such plans and programs from which his continued participation is barred.

          C. Except as required above, Company shall not be required to maintain in force for the benefit of Employee any employee benefit plans or programs following the date of termination.

          D. Employee shall not be required to mitigate the amount of any payment provided for in this Section 5.05 by seeking other employment or otherwise.

5.07 Company's Option to Repurchase Shares. In the event of Employee's termination for any reason, and under any circumstance, Company shall have the option (the "Option") to purchase not less than all of the shares of the Company's Common Stock held by Employee at the per share price of $10 or the average closing price of Common Stock within the 30 days prior to Company's exercise of the Option, whichever amount is greater. This right to purchase shall be exercised on written notice to Employee delivered within 30 days of such termination and shall provide for payment as follows: one third within 30 days of the notice to Employee: one third within 190 days of the notice and the remaining third within one year of the notice. If Company does not give Employee notice of its exercise of the Option within the limits stated, the Option and Employee's obligations under Section 3.02 will expire without further notice.


                                   ARTICLE VI
                           Representations of Employee

6.01 Restrictions from Prior Employment. Employee hereby represents and warrants to Company that he is not subject to any trade secret restriction or non-competition covenant in favor of a former employer or any other persons or entity, other than those listed in Exhibit A attached hereto and incorporated herein by this reference. Employee further represents that the execution of this Agreement by Employee and his employment by Company or its affiliates and the performance of his duties described herein will not violate or be a breach of any of the agreements listed in Exhibit A or any other agreement with a former employer or any other person or entity.

6.02 Non Disclosure of Trade Secrets. Employee agrees not to disclose to Company or use in the course of his employment by the Company, any information to the extent that such information constitutes a trade secret of prior employers. Employee further agrees not to use in the course of his employment by the Company, any documentation containing proprietary information, or equipment that may have been obtained by Employee from former employers.

6.03 Remedies. Employee agrees to indemnify Company and its affiliates for any claim, including, but not limited to, attorney's fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against Company or its affiliates based upon or arising out of any non-competition agreement or invention and secrecy agreement between Employee and such third party.

                                   ARTICLE VII
                                  Miscellaneous


7.01 Complete Agreement. This Agreement is not a promise of future employment. There are no oral representations, understandings or agreements with Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between Company and Employee and of all the terms of this Agreement and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. Upon the effective date of this agreement, the Prior Agreement shall be terminated and superseded in its entirety. This written agreement may not be later modified except by a further writing signed by Company and Employee and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such terms.


7.02 No Waiver. No waiver by the parties hereto of any default or breach of any terms, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

7.03 Assignment: Binding Effect. Employee understands that he has been selected for employment by Company on the basis of his personal qualifications, experience and skills per 1A, Employee agrees, therefore, that this Agreement and the rights to his services may be assigned by Company at any time without notice to him, provided that such Assignee may not direct employee to relocate from Northern California or assume other duties than described in Section 1A. Employee agrees that he cannot assign all, or any portion of this Agreement. Subject to the preceding two sentences this Agreement shall be upon and inure to the benefit of the parties hereto and their respective heirs, successors, and assigns. It is further understood and agreed that Company may be merged or consolidated with another entity and that any such entity shall automatically success to the rights, powers, and duties of Company hereunder.

7.04 Notice. Whenever any notice is required hereunder, it shall be given in writing addressed as follows.

          To Company:              Enterprise Solutions Inc.
                                   5061 N. Dixie Highway
                                   Boca Raton, FL 33431
                                   Attn: Wayne Kight


          To Employee:             Gary S. Baker
                                   1703 Fairway Lane
                                   Spanish Fork, Utah 84660

               with a copy to:     James W. Sullivan
                                   Lombardo & Gilles
                                   P.O. Box 2119
                                   Salinas, CA 93902
                                                                              10

Notice shall be deemed given and effective three (3) days after the deposit in the United States mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 7.04.

7.05 Attorneys Fees. In the event of litigation or arbitration to enforce or interpret this Agreement, the court or arbitrator shall award the prevailing party his reasonable attorneys' fees and costs of suit, including the costs of expert witnesses.

7.06 Severability: Headings. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or of any part hereof.

7.07 Governing Law. This Agreement shall in all respects be construed according to the laws of the State of California.


IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and date herein first set forth


                                                  ENTERPRISE SOLUTIONS INC.

WITNESSED BY:



/s/ June Pearl                                    /s/ Jefferey M. Moritz
-----------------------------                     -----------------------------
Dated:  7-29-99                                   Jefferey M. Moritz
      -----------------------                     Corporate Treasurer






                                                  EMPLOYEE:

WITNESSED BY:



/s/                                               /s/ Gary S. Baker
----------------------------                      -----------------------------
Dated: 7-29-99                                    Gary S. Baker
      ----------------------